UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6244 185th Avenue NE, Suite 100 Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

2013 MicroVision, Inc. Incentive Plan

(Full title of the plan)

David J. Westgor

Vice President, General Counsel, and Secretary

MicroVision, Inc.

6244 185th Avenue NE, Suite 100

Redmond, WA 98052

(Name and address of agent for service)

(425) 936-6847

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joel F. Freedman

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001	3,000,000	$0.90	$2,700,000.00	$327.24

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s Common Stock that may become issuable under the plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2)

Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on July 16, 2019, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement has been filed to register 3,000,000 additional shares of common stock to be offered pursuant to the 2013 MicroVision, Inc. Incentive Plan, as amended. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission: File Nos. 333-89176, 333-42276, 333-71373, 333-19011, 333-163929, 333-173114, 333-184701, 333-189740. 333-197058, 333-205930, 333-214388 and 333-219673.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the following page.

EXHIBIT INDEX

Number	Title of Exhibit

4.1	Amended and Restated Certificate of Incorporation of MicroVision, Inc., as amended.(l)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc.(2)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc. dated June 7, 2018. (3)

4.4	Bylaws of MicroVision, Inc.(4)

4.5	2013 MicroVision, Inc. Incentive Plan, as amended.(5)

4.6	Form of specimen certificate for common stock.(6)

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Independent Registered Public Accounting Firm—Moss Adams LLP.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.

(1)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 17, 2012.
(3)	Incorporated by reference to the Company’s Amendment No. 2 to Form S-1 Registration Statement, Registration No. 333-222857.

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 27, 2013.

(5)	Incorporated by reference to the Company’s Quarterly Report on form 10-Q for the quarterly period ended June 30, 2019.

(6)	Incorporated by reference to the Company’s Post-Effective Amendment to Form S-3 Registration Statement, Registration No. 333-102244.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 22nd day of July, 2019.

MICROVISION, INC.

By:	/s/ David J. Westgor
Name:	David J. Westgor
Title:	Vice President, General Counsel & Secretary

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 22nd day of July, 2019.

Signature	Title

/s/ Perry M. Mulligan	Chief Executive Officer and Director
Perry M. Mulligan	(Principal Executive Officer)

/s/ Stephen P. Holt	Chief Financial Officer
Stephen P. Holt	(Principal Financial Officer and Principal Accounting Officer)

*
Simon Biddiscombe	Director

*
Robert P. Carlile	Director

*
Yalon Farhi	Director

*
Bernee D.L. Strom	Director

*
Brian Turner	Director

*
Thomas M. Walker	Director

*By: /s/ David J. Westgor
Attorney-in-Fact